Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
ORLEANS HOMEBUILDERS, INC., et al.,	)	Bankr. Case No. 10-10684 (PJW)
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Debtors.	)	Jointly Administered
	)	RE: D.I. 13

FINAL ORDER APPROVING DEBTORS’ MOTION FOR
AUTHORITY TO OBTAIN CREDIT SECURED BY SENIOR LIENS
AND WITH SUPERPRIORITY ADMINISTRATIVE CLAIM STATUS
PURSUANT TO 11 U.S.C. § 364(c) AND (d)

Upon consideration of the Motion, dated March 1, 2010, filed in the above captioned jointly administered bankruptcy cases (the “Bankruptcy Cases”) of the debtors and debtors-in-possession1 (collectively, the “Debtors”) for Authority to Obtain Credit Secured by Senior Liens and with Superpriority Administrative Claim Status Pursuant to 11 U.S.C. § 364(c) and (d) (the “Financing Motion”); the Declaration of Benjamin D. Goldman in Support of Debtors’ First-Day Pleadings; the record established at the interim hearing on the Financing Motion held on March 3, 2010 (the “Interim Hearing”) and the final hearing on the Financing Motion held on April 15, 2010 (the “Final Hearing”); and the evidence and arguments of counsel; and it appearing that notice of the Financing Motion, Interim Hearing, and Final Hearing were served pursuant to Bankruptcy Rule 4001(c)(2) upon the Office of the United States Trustee for the District of Delaware, the 50 largest unsecured non-insider creditors of the Debtors on a consolidated basis, Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association (in its capacity as the administrative agent for the Pre-Petition Lenders (as defined hereinafter), the “Pre-Petition Agent” and, in its capacity as the administrative agent for the DIP Lenders (as defined hereinafter), the “Agent”), and its counsel, and the transfer agent for the stock of OHB; and the Court having entered, after the Interim Hearing, that certain Interim Order Approving Debtors’ Motion for Authority to Obtain Credit Secured by Senior Liens and with Superpriority Administrative Claim Status Pursuant to 11 U.S.C. § 364(c) and (d) (the “Interim Order”); and it appearing that the relief requested by the Financing Motion and granted by this Final Order is appropriate in the context of the Bankruptcy Cases, in the best interests of the Debtors and their respective bankruptcy estates in the Bankruptcy Cases (collectively, the “Bankruptcy Estates”), their creditors, and all other parties-in-interest, and necessary to avoid immediate and irreparable harm to the Debtors’ respective Bankruptcy Estates as contemplated by Federal Rule of Bankruptcy Procedure (a “Bankruptcy Rule”) 4001 and Local Rule for the United States Bankruptcy Court for the District of Delaware (a “Local Bankruptcy Rule”) 4001-2; and all objections, to the entry of this Final Order having been withdrawn, resolved, or overruled by this Court; and, after due deliberation and consideration, the Court having found that good and sufficient cause exists for granting the Financing Motion, BASED ON THE RECORD ESTABLISHED AT THE INTERIM HEARING AND FINAL HEARING, THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

1 The Debtors in these cases are: Brookshire Estates, L.P.; Greenwood Financial Inc.; Masterpiece Homes, LLC; OHB Homes, Inc.; OHI Financing, Inc.; OHI PA GP, LLC; OPCNC, LLC; Orleans Arizona Realty, LLC; Orleans at Bordentown, LLC; Orleans at Cooks Bridge, LLC; Orleans at Covington Manor, LLC; Orleans at Crofton Chase, LLC; Orleans at East Greenwich, LLC; Orleans at Elk Township, LLC; Orleans at Evesham, LLC; Orleans at Falls, LP; Orleans at Hamilton, LLC; Orleans at Harrison, LLC; Orleans at Hidden Creek, LLC; Orleans at Jennings Mill, LLC; Orleans at Lambertville, LLC; Orleans at Limerick, LP; Orleans at Lower Salford, LP; Orleans at Lyons Gate, LLC; Orleans at Mansfield LLC; Orleans at Maple Glen LLC; Orleans at Meadow Glen, LLC; Orleans at Millstone River Preserve, LLC; Orleans at Millstone, LLC; Orleans at Moorestown, LLC; Orleans at Tabernacle, LLC; Orleans at Thornbury, L.P.; Orleans at Upper Freehold, LLC; Orleans at Upper Saucon, L.P.; Orleans at Upper Uwchlan, LP; Orleans at Wallkill, LLC; Orleans at West Bradford, LP; Orleans at West Vincent, LP; Orleans at Westampton Woods, LLC; Orleans at Windsor Square, LP; Orleans at Woolwich, LLC; Orleans at Wrightstown, LP; Orleans Construction Corp.; Orleans Corporation; Orleans Corporation of New Jersey; Orleans DK, LLC; Orleans Homebuilders, Inc.; Orleans Homebuilders Trust; Orleans RHIL, LP; Parker & Lancaster Corporation; Parker & Orleans Homebuilders, Inc.; Parker Lancaster, Tidewater, L.L.C.; Realen Homes, L.P.; RHGP LLC; Sharp Road Farms Inc.; Stock Grange, LP; and Wheatley Meadows Associates, LLC.

A.           The Petition Date. On March 1, 2010 (the “Petition Date”), the Debtors filed voluntary petitions under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court” or this “Court”).  Since the Petition Date, the Debtors have remained in possession and control of their assets and property as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed in the Bankruptcy Cases.

B.           Jurisdiction and Venue. This Court has jurisdiction to hear the Financing Motion pursuant to 28 U.S.C. § 1334.  Consideration of the Financing Motion constitutes a core proceeding under 28 U.S.C. § 157(b)(2)(D), (K), (M), and (O).  Venue for the Bankruptcy Cases and proceedings on the Financing Motion is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

C.           Committee Formations. On March 11, 2010, the United States Trustee (the “US Trustee”) appointed an Official Committee of Unsecured Creditors (the “Committee”).

D.           Interim Order. After the Interim Hearing, the Court approved the Financing Motion on an interim basis pending the Final Hearing and entry of this Final Order. The Final Hearing was originally scheduled for April 6, 2010 and adjourned to April 13, 2010 and then further adjourned to April 15, 2010.

E.           Notice. Notice of the Interim Hearing and Final Hearing and the relief requested in the Financing Motion has been provided by the Debtors as set forth in the Financing Motion.  Under the circumstances, such notice of the Interim Hearing and Final Hearing and the relief requested in the Financing Motion constitutes due, sufficient, and appropriate notice and complies with section 102(1) of the Bankruptcy Code, Bankruptcy Rules 2002, 4001(b), and 9014, and Local Bankruptcy Rules 2002-1 and 4001-2.

F.           Debtor’s Acknowledgements & Agreements.

(a)          The Pre-Petition Credit Agreement. Subject to the Committee’s rights under paragraph 29 of this Final Order, as of the date of the Financing Motion, the Debtors were indebted to the Pre-Petition Agent and various lending institutions (collectively, the “Pre-Petition Lenders”) in an aggregate amount of approximately $337,956,029.99 on account of the indebtedness and other obligations, including, without limitation, earned but unpaid fees and expenses of the Pre-Petition Lenders and Pre-Petition Agent, arising under and in connection with a revolving line of credit (the “Pre-Petition Facility”) evidenced by that certain Second Amended and Restated Revolving Credit Loan Agreement, dated as of September 28, 2008 (as amended, modified, supplemented, restated, extended, renewed, increased, and/or replaced from time to time and together with all schedules, exhibits, annexes, addenda, and related documents, the “Pre-Petition Credit Agreement”), and the various notes, guaranties, security agreements, mortgages, letters of credit, and all other agreements, documents, and instruments executed or delivered in connection with the Pre-Petition Credit Agreement (together with the Pre-Petition Credit Agreement, collectively, the “Pre-Petition Credit Documents”).

(b)          The Pre-Petition Liens.  Pursuant to the Pre-Petition Credit Documents, the indebtedness and other obligations of the Debtors arising under the Pre-Petition Credit Documents (collectively, the “Pre-Petition Debt”) is secured by liens on and security interests in (collectively, the “Pre-Petition Liens”) substantially all of the assets of the Debtors (collectively, the “Pre-Petition Collateral”).

(c)          Enforceability of the Pre-Petition Debt.  As of the date hereof, the Pre-Petition Debt is (a) legal, valid, binding, and enforceable against each of the Debtors and their respective Bankruptcy Estates and (b) not subject to any contest, attack, objection, recoupment, defense, counterclaim, offset, subordination, re-characterization, avoidance, or other claim, cause of action, or other challenge of any nature under the Bankruptcy Code, under applicable non-bankruptcy law, in equity, or otherwise.  Subject to the Committee’s rights under paragraph 29 of this Final Order, the Debtors and their respective Bankruptcy Estates do not have, hereby forever release, and are forever barred from bringing any claims, counterclaims, causes of action, defenses, or setoff rights relating to the Pre-Petition Debt, whether arising under the Bankruptcy Code, under applicable non-bankruptcy law, in equity, or otherwise, against the Pre-Petition Lenders and their respective affiliates, subsidiaries, agents, officers, directors, employees, and attorneys.

(d)          Enforceability of the Pre-Petition Liens.  Subject to the Committee’s rights under paragraph 29 of this Final Order, the Pre-Petition Liens are legal, valid, enforceable, non-avoidable, and duly perfected and are not subject to avoidance, attack, offset, recharacterization, or subordination under the Bankruptcy Code, under applicable non-bankruptcy law, in equity, or otherwise and, as of the date hereof, other than Prior Liens, there are no liens or security interests having priority over the Pre-Petition Liens.

G.           Need for Post-Petition Financing. As of the Petition Date, an immediate need existed for the Debtors to obtain funds in order to continue operations and to administer and preserve the value of their respective Bankruptcy Estates.  The ability of the Debtors to finance their operations, to preserve and maintain the value of their assets, and maximize the return for all creditors requires the availability of working capital under the terms of the debtor-in-possession financing transactions described in the term sheet attached to the Interim Order as Exhibit A (the “Term Sheet”).  On April 14, 2010, the Debtors filed with the Court a form of that certain Debtor in Possession Loan Agreement (to be amended pursuant to the terms of this Order, the “DIP Credit Agreement”).  The Term Sheet, DIP Credit Agreement, Interim Order, this Final Order, and any and all agreements, instruments, and documents executed or delivered in connection therewith or related thereto or contemplated thereby (including, without limitation, commitment letters and fee letters executed and delivered in connection with the Term Sheet) are referred to herein, collectively, as the “DIP Credit Documents.”  In the absence of the availability of such funds in accordance with the terms of the DIP Credit Documents, the continued operation of the Debtors’ businesses would not be possible, and immediate and irreparable harm to the Debtors and their respective Bankruptcy Estates and creditors would occur.

H.           No Credit Available on More Favorable Terms. The Debtors have been unable to obtain (a) adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense; (b) credit with priority over any or all administrative expenses of the kind specified in sections 503(b) or 507(b); (c) credit secured solely by a lien on or security interest in property of their respective Bankruptcy Estates that is not otherwise subject to a lien or security interest; or (d) credit secured by a junior lien on or security interest in property of their respective Bankruptcy Estates which is subject to a lien or security interest, in each case, on more favorable terms and conditions than those set forth in the DIP Credit Documents.

I.            DIP Facilities. Pursuant to the Financing Motion the Debtors seek the Court’s authorization to obtain credit and incur debt pursuant to section 363 and section 364(c)(1), (2), (3) and (d)(1) of the Bankruptcy Code, upon entry of this Final Order, as follows:

(a)           DIP Revolving Facility.  Subject to the terms and conditions of the DIP Credit Documents, revolving loans in the amount of up to $40,000,000 (the “DIP Revolving Facility”), of which up to $25,000,000 (the “Revolving Sublimit”) shall be available for advances and up to $15,000,000 shall fund certain letters of credit issued under the Pre-Petition Facility that were drawn prior to the Petition Date (the “DIP Letters of Credit”).  Cash or cash equivalents received by a Debtor from a beneficiary of a DIP Letter of Credit in exchange for the issuance of such DIP Letter of Credit shall be paid to the Pre-Petition Lenders pursuant to the terms of the DIP Credit Documents.

(b)           Roll-Up Term Facility.  A portion of the Pre-Petition Debt will be “rolled up” into a new postpetition term loan facility (the “DIP Term Facility”; together with the DIP Revolving Facility, the “DIP Facilities” and, together with the Pre-Petition Facility, collectively, the “Facilities”).  The DIP Term Facility consists of an $80,000,000 term loan consisting of (i) Tranche 1: a $40,000,000 tranche consisting of a roll up of each Pre-Petition Lenders’ pro rata share of outstanding Pre-Petition Debt, provided that each such Pre-Petition Lender consented in writing to the terms of the DIP Credit Documents prior to the Final Hearing regarding the DIP Facilities: (ii) Tranche 2: a $40,000,000 tranche, consisting of a dollar for dollar roll up of each DIP Revolving Lender’s (as defined hereinafter) Pre-Petition Debt in an amount equal to each DIP Revolving Lender’s (as defined hereinafter) commitment amount under the DIP Revolving Facility.

J.           Use of Proceeds of the DIP Facilities. Proceeds of the DIP Facilities (net of any amounts used to pay fees, costs, and expenses under the DIP Credit Documents) shall be used, in each case in a manner consistent with the DIP Credit Documents and Final Budget (as defined hereinafter).

K.           Business Judgment and Good Faith Pursuant to Section 364(e). The terms and conditions of the DIP Facilities, as set forth in the DIP Credit Documents, and the fees paid and to be paid thereunder (i) are fair, reasonable, and the best available under the circumstances; (ii) reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties; and (iii) are supported by reasonably equivalent value and consideration.  The DIP Facilities were negotiated in good faith and at arm’s length between the Debtors and Agent and the various lending institutions that have indicated their willingness to provide debtor-in-possession financing to the Debtors pursuant to the DIP Credit Documents (collectively, the “DIP Lenders” and, if having a commitment under the DIP Revolving Facility, a “DIP Revolving Lender”). The funds to be extended under the DIP Facilities will be extended by the DIP Lenders in good faith, and for valid business purposes and uses by the Debtors, and, as a consequence, the DIP Lenders are entitled to the protection and benefits afforded by section 364(e) of the Bankruptcy Code.  The DIP Liens (as defined hereinafter), DIP Superpriority Claim (as defined hereinafter), and other protections granted pursuant to the DIP Credit Documents will not be affected by any subsequent reversal, modification, amendment, or vacation of the Interim Order or this Final Order or any other order, as provided in section 364(e) of the Bankruptcy Code.

L.           Relief Essential; Best Interests. The relief requested in the Financing Motion and granted by the Interim Order and this Final Order is necessary, essential, and appropriate for the continued operation of the Debtors’ businesses and management and preservation of their respective Bankruptcy Estates.  It is in the best interests of the Bankruptcy Estates, the creditors, equity holders, and all other parties-in-interest that the Debtors be allowed to obtain credit under the DIP Facilities pursuant to the DIP Credit Documents.

M.           Section 552.  In light of the DIP Lenders’ agreement to fund unpaid accrued ordinary course obligations (other than those fees and expenses covered by or intended to be covered by the Carve-Out (as defined hereinafter) in accordance with Section 4 of this Final Order (the “Carve-Out Expenses”)) incurred consistent with the DIP Credit Documents and Final Budget up to the date the Agent serves upon the Debtors a notice of an event of default under the DIP Credit Documents (an “Event of Default”) and the subordination of their liens and superpriority claims to the Carve-Out (as defined hereinafter), the DIP Lenders are entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and, upon entry of this Final Order, the “equities of the case” exception shall not apply.

N.           Extension of Financing.  The DIP Lenders have indicated a willingness to provide financing to certain of the Debtors in accordance with the DIP Credit Documents.  The DIP Lenders are good faith financiers.

O.           Entry of Final Order. For the reasons stated above, the Debtors have requested and are entitled to entry of this Final Order pursuant to Bankruptcy Rule 4001(c).

NOW, THEREFORE, upon the Financing Motion and the record before this Court with respect to the Financing Motion, including the record made during the Interim Hearing and Final Hearing, and good and sufficient cause appearing therefor,

IT IS HEREBY ORDERED that:

1.           Motion Granted. The Financing Motion is granted in accordance with the terms and conditions set forth in this Final Order and other DIP Credit Documents.  Any objections to the Financing Motion with respect to the entry of this Final Order to the extent not withdrawn, waived, or otherwise resolved, and all reservations of rights included therein, if any, are hereby denied and overruled.

2.           DIP Credit Documents.

(a)           Approval of Entry into the DIP Credit Documents. The Debtors are expressly and immediately authorized and empowered to execute and deliver the DIP Credit Documents (to be modified to be consistent with the statements and representations made to this Court at the Final Hearing) and to incur and perform in accordance therewith, and to execute and deliver all instruments, certificates, agreements, and documents which may be required or necessary for the performance by the Debtors in connection with the DIP Facilities and the creation and perfection of the liens and security interests granted pursuant to the DIP Credit Documents as described in and provided for by this Final Order and other DIP Credit Documents.  The Debtors are hereby authorized and directed to do and perform all acts, satisfy all obligations, and to pay all principal, interest, fees, expenses, and other amounts described in the DIP Credit Documents as such become due (collectively with all other obligations under and as defined in the DIP Credit Documents, the “DIP Obligations”), which shall not otherwise be subject to further approval of this Court.  Upon execution and delivery, the DIP Credit Documents shall represent valid and binding obligations of the Debtors enforceable in accordance with their respective terms against the Debtors and their respective Bankruptcy Estates.

(b)           Authorization to Borrow. The Debtors are immediately authorized to borrow subject to, and in accordance with, the terms and conditions of the DIP Credit Documents, up to (including the roll-up under the DIP Term Facility) $120,000,000 (the “DIP Facility Amount”). For the avoidance of doubt, the DIP Facility Amount includes any and all amounts borrowed under the authority granted by the Interim Order.

(c)           Use of the DIP Facility Amount. The first Eighty Million Dollars ($80,000,000) of the DIP Facility Amount advanced by the DIP Lenders to the Debtors shall be used by the Debtors to repay Eighty Million Dollars ($80,000,000) of the Pre-Petition Debt.  Fifteen Million Dollars ($15,000,000) of the DIP Facility Amount advanced by the DIP Lenders to the Debtors may be used by the Debtors to fund the DIP Letters of Credit.  Cash or cash equivalents received by a Debtor from a beneficiary of a DIP Letter of Credit in exchange for the issuance of such DIP Letter of Credit shall be paid to the Pre-Petition Lenders pursuant to the terms of the DIP Credit Documents.  Remaining portions of the DIP Facility Amount, if advanced by the DIP Lenders to the Debtors, shall be used by the Debtors to (i) pay related transaction costs, fees, and expenses of the DIP Facilities in accordance with the DIP Credit Documents; (ii) fund ongoing working capital needs of the Debtors; and (iii) pay administrative costs associated with the Bankruptcy Cases consistent with the budget that is attached hereto as Exhibit A (the “Final Budget”).  All advances by the DIP Lenders to the Debtors of the DIP Facility Amount shall be subject to the Final Budget.

(d)           Conditions Precedent. The DIP Lenders shall have no obligation to make any loan or any other financial accommodations under the DIP Credit Documents unless the conditions precedent as set forth in the DIP Credit Documents have occurred or have been waived in the manner set forth therein.

(e)           DIP Superpriority Claim and DIP Liens. Effective immediately upon the entry of this Final Order, and subject to the terms of the DIP Credit Documents, the DIP Lenders, as adequate protection and security for the DIP Obligations, are hereby granted (x) a superpriority administrative expense claim, pursuant to section 364(c)(1) of the Bankruptcy Code, superior to any and all administrative claims of any kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, without limitation, sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), and 726 of the Bankruptcy Code (the “DIP Superpriority Claim”) and (y) the following security interests and liens, all of which shall be immediately valid, binding, permanent, continuing, enforceable, and non-avoidable (collectively, the “DIP Liens”):

(I)           pursuant to section 364(d) of the Bankruptcy Code, a perfected first priority security interest in and lien on all now owned or hereafter acquired assets and property, real and personal, of the Debtors and their respective Bankruptcy Estates, which includes, without limitation, all inventory, accounts receivable, chattel paper, contract rights, documents, equipment, fixtures, deposit accounts, general intangibles (including, without limitation, all tax refunds, copyrights, licensing agreements, patents, trademarks, and trade names), instruments, real property, securities and other investment property, and all cash collateral, whether received by judgment, settlement, or otherwise, and proceeds of all of the foregoing, wherever located, subject only to valid and unavoidable liens that are in existence on the Petition Date, or that can be asserted after the Petition Date but relate back to the Petition Date or earlier under applicable law, and that under applicable law are senior to, and have not been subordinated to, the liens and security interests of the Pre-Petition Lenders (collectively, the “Prior Liens”);

(II)           pursuant to section 364(c)(2) of the Bankruptcy Code, a perfected first priority security interest in and lien on all assets and property of the Debtors and their respective Bankruptcy Estates that, as of the Petition Date, was not subject to valid, unavoidable Pre-Petition Liens; and

(III)           pursuant to section 364(c)(3), a perfected junior priority security interest in and lien on all assets and property of Debtors and their respective Bankruptcy Estates that is subject to Prior Liens perfected as of the Petition Date or Prior Liens that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code.

The foregoing property described in paragraphs (I), (II), and (III) above shall hereinafter be referred to, collectively, as the “DIP Collateral.”  Notwithstanding anything to the contrary in this paragraph, the DIP Liens and DIP Superpriority Claims shall be subject to (i) the Carve Out (as defined hereinafter) and, (ii) payment of all accrued and unpaid postpetition obligations owed by the Debtors as of the date that an Event of Default has been declared by the Agent and all amounts under the DIP Credit Documents are due and payable, that are incurred in accordance with the Final Budget, other than the Carve-Out Expenses.  Furthermore, notwithstanding anything else contained in this Order, the DIP Collateral and DIP Superpriority Claim shall not include any causes of action under chapter 5 of the Bankruptcy Code, including, causes of action under sections 502(d), 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code, and the proceeds of all of the foregoing (collectively, the “Avoidance Actions”).
3.           Authorization to Perfect the DIP Liens. The DIP Lenders shall be and are hereby authorized to take any action they deems necessary or appropriate to perfect the DIP Liens granted to the DIP Lenders pursuant to the DIP Credit Documents and this Final Order, including, without limitation, filing financing statements, all of which shall be deemed to have been filed on the date of entry of the Interim Order and shall continue in full force and effect through and after the entry of this Final Order.

4.           Carve-Out. The DIP Superpriority Claim and DIP Liens granted hereunder to the DIP Lenders and any claims or liens ranking pari passu with or junior in priority to the DIP Superpriority Claim and DIP Liens shall be subject to the Carve-Out (as defined hereinafter).  As used in this Final Order, “Carve-Out” means all fees required to be paid to the Clerk of the Bankruptcy Court and the statutory fees payable to the US Trustee pursuant to 28 U.S.C. § 1930(a)(6) plus an aggregate amount, not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000), for payment of any allowed fees or expenses incurred by the Debtors and the Committee that remain unpaid as of and following the date that the Agent notifies the Debtors that (a) an Event of Default has occurred and the DIP Lenders elect to cease lending or make further advances under the DIP Loan Agreement or (b) upon maturity of the DIP Facilities, whichever first occurs, in respect of allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court to the Debtors’ or the Committee’s professionals, provided, however, that nothing herein shall be construed to impair the ability of any party to object to the fees, expenses, reimbursement or compensation described in above.  Notwithstanding the foregoing, no portion of the Carve-Out, any cash collateral or proceeds of the DIP Facilities or any other amounts may be used for the payment of the fees and expenses of any person incurred in challenging, or in relation to the challenge of, (i) any of the Pre-Petition Lenders’ or DIP Lenders’ liens or claims, or the initiation or prosecution of any claim or cause of action against any Pre-Petition Lender, including, without limitation, any Avoidance Action claim, and (ii) any claims or causes of action against the Pre-Petition Lenders or DIP Lenders under the Prepetition Facility or DIP Facilities (as the case may be), their respective advisors, agents and sub-agents, and/or challenging any Pre-Petition Lien of the Pre-Petition Lenders under the Prepetition Facility.  No more than $125,000 of the Carve-Out, any cash collateral or proceeds of the DIP Facilities may be used by the Committee or any representative of the estate to investigate claims and/or liens of the Pre-Petition Lenders under the Pre-Petition Facility.

5.           Modification of the Automatic Stay Imposed Under Section 362(a) of the Bankruptcy Code. The automatic stay imposed under section 362(a) of the Bankruptcy Code is hereby modified as necessary to (i) permit the Debtors to grant the DIP Liens and to incur all liabilities and obligations to the DIP Lenders under and in connection with the DIP Credit Documents, DIP Facilities, and this Final Order, (ii) authorize the DIP Lenders to retain and apply payments hereunder; and (iii) to otherwise permit the parties to carry out the intent and purposes of this Final Order.

6.           DIP Lien Priority and DIP Collateral. The DIP Liens shall have the priorities set forth in this Final Order and, except as may otherwise be expressly set forth herein, including, without limitation, shall in each and every instance be first priority senior liens, except with respect to the Prior Liens, which shall be preserved.  The DIP Liens shall secure all of the DIP Obligations.  The DIP Liens (i) shall not be made subject to or pari passu with any lien or security interest by any court order heretofore or hereafter entered in the Bankruptcy Cases, unless the DIP Lenders and 66 2/3% of the Pre-Petition Lenders have provided their prior written consent or all DIP Obligations and Pre-Petition Debt have been indefeasibly paid in cash in full and discharged, and (ii) shall be valid and enforceable against any trustee appointed in the Bankruptcy Cases, upon the conversion of any of the Bankruptcy Cases to a case under chapter 7 of the Bankruptcy Code or in any other proceedings related to any of the foregoing (any “Successor Cases”) and/or upon the dismissal of any of the Bankruptcy Cases, except as otherwise set forth herein.  The Pre-Petition Debt, Pre-Petition Liens, Pre-Petition Collateral, DIP Obligations, DIP Liens, and DIP Collateral and any proceeds, products, offspring, or profits of any of the foregoing, shall not be subject to sections 510, 549, 550, or 551 of the Bankruptcy Code, marshaling, the “equities of the case” exception of section 552 of the Bankruptcy Code, or section 506(c) of the Bankruptcy Code.

7.           Use of Cash Collateral.  The Debtors are authorized to use cash collateral, but only to the extent and on the terms set forth in the DIP Credit Documents, the Budget and this Order.

8.           Adequate Protection. Pursuant to sections 361, 363(e), and 364(d)(l) of the Bankruptcy Code, the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders under the Pre-Petition Credit Agreement, is hereby granted the following as adequate protection (collectively, the “Adequate Protection”) of the Pre-Petition Liens for, and equal in amount to, the diminution in the value of the Pre-Petition Liens calculated in accordance with section 506(a) of the Bankruptcy Code (each such diminution, a “Diminution in Value”), whether or not such Diminution in Value results from the sale, lease, or use by the Debtors of the Pre-Petition Collateral, the priming of the Pre-Petition Liens, or the stay of enforcement of any Pre-Petition Lien arising as a result of the stay under section 362(a) of the Bankruptcy Code, or otherwise:

(a)           Adequate Protection Liens. As security for and solely to the extent of any Diminution in Value, the Pre-Petition Agent is hereby granted for the benefit of the Pre-Petition Lenders, effective and perfected as of the date of the Interim Order and continuing in full force and effect through and after the entry of this Final Order and without the necessity of the execution or recording of financing statements, deeds of trust, mortgages, security agreements, notices of lien, or other instruments or documents, a security interest in and lien on all assets and property of the Debtors and their respective Bankruptcy Estates except for the Avoidance Actions (collectively, the “Adequate Protection Liens”), whether or not subject to Pre-Petition Liens, subject and subordinate only to (x) the Carve-Out and (y) the DIP Liens, which Adequate Protection Liens shall rank in the same relative priority and right as the Pre-Petition Liens, provided, however, that notwithstanding the foregoing, any Adequate Protection Liens shall be subject to valid, enforceable Prior Liens.

(b)           Super-Priority Claim.  Except with respect to Avoidance Actions, to the extent of any Diminution in Value of the Pre-Petition Liens, the Pre-Petition Agent, on behalf of the Pre-Petition Lenders, is hereby granted, subject only to the payment of the Carve-Out, a superpriority administrative expense claim, as provided for in section 507(b) of the Bankruptcy Code, which shall be immediately junior to the DIP Superpriority Claim but superior in priority to any administrative claims of the Debtors or their respective Bankruptcy Estates other than the DIP Superpriority Claim; provided that the Pre-Petition Agent and Pre-Petition Lenders shall not receive or retain any payments, property, or other amounts in respect of their superpriority administrative expense claims unless and until the DIP Obligations have been indefeasibly paid in cash in full and discharged.

9.           Maturity. The DIP Facilities will mature upon the earliest to occur of (i) twelve months from the Petition Date, (ii) the effective date of a plan of reorganization, (iii) the conversion of a Bankruptcy Case to a chapter 7 proceeding, or (iv) any other termination of the DIP Credit Agreement in accordance with the DIP Credit Documents (the “Maturity Date”).  All DIP Obligations of the Debtors to the DIP Lenders that remain outstanding or are in existence on the Maturity Date of the DIP Facilities shall be due and payable on the Maturity Date of the DIP Facilities.

10.           Enforceable Obligations. The DIP Credit Documents shall constitute and evidence the valid and binding obligations of the Debtors, which obligations shall be enforceable in accordance with their terms against the Debtors, their respective Bankruptcy Estates, and any successors thereto.

11.           Use of DIP Facility Amount. From and after the date hereof, the Debtors shall use the proceeds of the extensions of credit under the DIP Facilities only for the purposes specifically set forth in the DIP Credit Documents and Final Budget.

12.           Superpriority Administrative Claim Status. The DIP Obligations, pursuant to section 364(c)(1) of the Bankruptcy Code, shall at all times constitute the DIP Superpriority Claim and be payable from and have recourse to all DIP Collateral.  Other than as provided in the DIP Credit Documents with respect to (i) the Carve-Out and (ii) the payment of accrued and unpaid postpetition obligations incurred by the Debtors in accordance with the Final Budget (other than the Carve-Out Expenses), prior to the notification by the Agent to the Debtors that an Event of Default has occurred, or upon the maturity of the DIP Facilities, whichever first occurs, no costs or expenses of administration, including, without limitation, professional fees allowed and payable under sections 105, 326, 328, 330, 331, 503(b) 506(c), 507(a), 507(b), and 726 of the Bankruptcy Code or otherwise, that have been or may be incurred in these Bankruptcy Cases or in any Successor Cases, and no priority claims are, or will be, senior to, prior to, or on a parity with the DIP Superpriority Claim.

13.           DIP Term Facility Consideration.  Notwithstanding anything contained in the Pre-Petition Loan Documents, the right of the DIP Lenders to participate in the DIP Term Facility and any compensation or payment that may be received by such DIP Lenders incremental to that which would have been received had such DIP Term Facility remained Pre-Petition Debt are hereby authorized as compensation for, in consideration for, and solely on account of the agreement of such DIP Lender to make and/or consent to the DIP Facilities and not as adequate protection for, repayment of, or otherwise on account of, any Pre-Petition Debt.

14.           Authorization to Use Proceeds of DIP Facilities. Pursuant to the terms and conditions of the DIP Credit Documents and in a manner consistent with the Final Budget, each of the Debtors is authorized to use the advances under the DIP Facilities.  The Debtors’ right to use the extensions of credit under the DIP Facilities shall terminate upon notice being provided by the Agent (i) that an Event of Default has occurred and is continuing or (ii) on the Maturity Date.  Nothing in this Final Order shall authorize the disposition of any assets of the Debtors or their respective Bankruptcy Estates outside the ordinary course of business or the use of the proceeds resulting therefrom, except as permitted under the DIP Credit Documents (subject to any required court approval).

15.           Cash Collection. Except as otherwise permitted in the DIP Credit Documents, cash collections (including, but not limited to, payments from customers with respect to accounts receivable) constituting proceeds of assets which constitute DIP Collateral or Pre-Petition Collateral shall be directed to lock-box and/or deposit accounts (“Cash Collection Accounts”) under the sole dominion and control of the Agent pursuant to a structure reasonably satisfactory to the Agent.  All amounts collected in the Cash Collection Accounts will be automatically applied in the manner set forth in the DIP Credit Documents and after the DIP Obligations have been indefeasibly paid in full and there is no availability under the DIP Facilities, in accordance with the Pre-Petition Credit Documents.  The Debtors and the financial institutions where the Debtors’ Cash Collection Accounts are maintained, including Wells Fargo Bank, National Association, are authorized and directed to implement and/or continue daily cash sweeps from the Cash Collection Accounts to an account or accounts maintained at Wells Fargo Bank, National Association. Any obligations of the Debtors for treasury, depositary or cash management services, including without limitation, overnight overdraft services, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, and interstate depository network services provided post-petition by Wells Fargo Bank, National Association shall be secured pari passu with the DIP Obligations.

16.           Monitoring of Collateral. The DIP Lenders shall be permitted to retain consultants and financial advisors at the expense of the Debtors, and the DIP Lenders and their consultants and advisors shall be given reasonable access to the Pre-Petition Collateral and DIP Collateral.

17.           Financial Reporting. The Debtors shall provide the DIP Lenders with all financial and other reporting in full compliance with the Pre-Petition Credit Documents and DIP Credit Documents.

18.           DIP and Adequate Protection Lien Perfection. This Final Order shall be sufficient and conclusive evidence of the validity, perfection, and priority of the DIP Liens without the necessity of filing or recording any financing statement, deed of trust, mortgage, security agreement, notice of lien, or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the DIP Liens or to entitle the DIP Liens to the priorities granted herein.  Notwithstanding the foregoing, the DIP Lenders may, in their sole discretion, file such financing statements, deeds of trust, mortgages, security agreements, notices of lien, and other instruments or documents and take such other actions, and are hereby granted relief from the automatic stay of section 362(a) of the Bankruptcy Code in order to do so, and all such financing statements, mortgages, security agreements, notices of lien, and other instruments or documents shall be deemed to have been filed or recorded at the time and on the date of the Interim Order and shall continue in full force and effect through and after the entry of this Final Order.  The Debtors shall execute and deliver to the DIP Lenders all such financing statements, mortgages, security agreements, notices or lien, and other instruments and documents as the DIP Lenders may reasonably request to evidence, confirm, validate, perfect, or insure the contemplated priority of the DIP Liens.  The DIP Lenders, in their sole discretion, may file a photocopy of this Final Order as a financing statement with any recording officer designated to file financing statements or with any registry or recorder of deeds or similar office in any jurisdiction in which any of the Debtors has real or personal property, and in such event, the subject filing or recording officer shall be authorized to file or record such copy of this Final Order.  The DIP Lenders shall also deemed to be the secured party under account control agreements to which the Debtors are a party and loss payee under the Debtors’ insurance policies, shall have all rights and powers attendant to that position (including, without limitation, rights of enforcement), and shall act in that capacity and distribute any proceeds recovered or received by them in accordance with the terms of the DIP Credit Documents.

19.           Waiver of Claims and Causes of Action. Subject to paragraph 29 of this Final Order, all claims and causes of action of the Debtors and their respective Bankruptcy Estates against the Pre-Petition Lenders on account of the Pre-Petition Credit Documents, Pre-Petition Debt, Pre-Petition Liens, or otherwise, including, but not limited to, any claims for preference, fraudulent conveyance, or other claims arising under the Bankruptcy Code or applicable state or federal law, and any and all claims regarding the validity, priority, perfection or avoidability of the Pre-Petition Liens or Pre-Petition Debt are hereby released, relinquished, and waived.

20.           Waiver of Surcharge Rights. As a further condition of the DIP Facilities and any obligation of the DIP Lenders to make credit extensions pursuant to the DIP Credit Documents, the Debtors and their respective Bankruptcy Estates (and any successors thereto or any representatives thereof, including any trustees appointed in the Bankruptcy Cases or Successors Cases) shall be deemed to have waived any rights, benefits, or causes of action under section 506(c) of the Bankruptcy Code as they may relate to the Pre-Petition Collateral or DIP Collateral or be asserted against the Pre-Petition Lenders or DIP Lenders.  Nothing contained in this Final Order shall be deemed a consent by the Pre-Petition Lenders or DIP Lenders to any charge, lien, assessment, or claim against the Pre-Petition Collateral or DIP Collateral under section 506(c) or otherwise.

21.           Disposition of the DIP Collateral. The Debtors shall not sell, transfer, lease, encumber, or otherwise dispose of any portion of the DIP Collateral except as otherwise provided for in the DIP Credit Documents and approved by the DIP Lenders and this Bankruptcy Court.

22.           No Marshaling/Applications of Proceeds.  The Pre-Petition Lenders and DIP Lenders shall not be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to the Pre-Petition Liens or DIP Liens or any of the Pre-Petition Collateral or DIP Collateral.

23.           Events of Default. Subject to the provisions of the DIP Credit Documents, unless and until all DIP Obligations are indefeasibly paid in cash in full and discharged (or other arrangements for payment of such amounts satisfactory (in their sole discretion) to the DIP Lenders have been made), the protections afforded the DIP Lenders pursuant to this Final Order and under the DIP Credit Documents and any actions taken pursuant thereto shall survive the entry of any order confirming a chapter 11 plan or converting the Bankruptcy Cases into cases under chapter 7 of the Bankruptcy Code, and the DIP Liens and DIP Superpriority Claim shall continue in the Bankruptcy Cases and in any Successor Cases, and such DIP Liens and DIP Superpriority Claims shall maintain their respective priority as provided by this Final Order.

(a)           No Additional Liens.  From and after entry of this Final Order, unless the DIP Lenders and 66 2/3% of the Pre-Petition Lenders have provided their prior written consent or all DIP Obligations and Pre-Petition Debt have been indefeasibly paid in cash in full and discharged, it shall be an Event of Default if an order is entered in these Bankruptcy Cases or in any Successor Cases that authorizes the obtaining of credit or the incurring of indebtedness that is secured by a security, mortgage, or collateral interest or other lien on all or any portion of the DIP Collateral and/or entitled to priority administrative status which is superior to or pari passu with those granted pursuant to this Final Order to the DIP Lenders or Pre-Petition Lenders.

(b)           Proceeds of Subsequent Financing.  Without limiting the provisions and protections of any part of this Final Order, it shall constitute an Event of Default if at any time prior to the indefeasible repayment in cash in full of all DIP Obligations and Pre-Petition Debt, the Debtors, their respective Bankruptcy Estates, any trustee, any examiner with enlarged powers, or any responsible officer subsequently appointed, shall obtain credit or incur debt pursuant to sections 364(b), 364(c), or 364(d) of the Bankruptcy Code in violation of the DIP Credit Documents.

24.           Rights and Remedies Upon Occurrence of Event(s) of Default.

(a)           Upon the occurrence of an Event of Default, the DIP Lenders are authorized to exercise their remedies pursuant to the DIP Credit Documents, at law, and in equity.  All proceeds realized in connection with the exercise of the rights and remedies of the DIP Lenders shall be applied to the DIP Obligations and Pre-Petition Debt under, and in accordance with the provisions of, the DIP Credit Documents.  Five (5) business days following the giving of notice by the Agent to the Debtors of the occurrence of an Event of Default and the filing of such notice with the Court, the automatic stay under section 362(a) of the Bankruptcy Code will be automatically lifted without need for further order of the Bankruptcy Court to allow the DIP Lenders to take any and all actions in furtherance of their rights and remedies, as if no Bankruptcy Cases were pending under the Bankruptcy Code, unless the Bankruptcy Court determines, within such five (5) business day period, that no Event of Default has occurred and is continuing.

(b)           Upon the expiration of the fifth business day following the giving of notice by the Agent to the Debtors of the occurrence of an Event of Default, any automatic stay otherwise applicable to the DIP Lenders is hereby modified so that, (i) after the occurrence of any Event of Default and (ii) at any time thereafter during the continuance of such Event of Default, upon written notice of such occurrence to the Debtors, the DIP Lenders shall be entitled to exercise their rights and remedies in accordance with the DIP Credit Documents, including, without limitation, to terminate any obligations of the DIP Lenders under the DIP Credit Documents and/or demand payment and seek enforcement of the DIP Obligations then outstanding and take any action, in their sole discretion, necessary to preserve and protect the DIP Collateral.  Notwithstanding the immediately preceding sentence, immediately following the giving of notice by the Agent to the Debtors of the occurrence of an Event of Default: (i) the Debtors shall continue to deliver and cause the delivery of the net proceeds of the DIP Collateral to the DIP Lenders as provided in the DIP Credit Documents, provided, however, that nothing in this sentence shall be applicable in the instance that a Chapter 7 trustee is appointed; (ii) the DIP Lenders shall continue to apply such proceeds in accordance with the provisions of the DIP Credit Documents; (iii) the Debtors shall have no right to use any of such proceeds or any other cash collateral other than towards the payment and satisfaction of the DIP Obligations, as provided in the applicable DIP Credit Documents, provided, however, that the Debtors shall be permitted to pay all postpetition expenses (other than Carve-Out Expenses which shall be payable from the Carve-Out) that they incurred prior to the giving of notice by the Agent of an Event of Default so long as such expenses (at the time of incurrence) were permitted under the Final Budget; and (iv) any obligation otherwise imposed on the DIP Lenders to provide any loan or advance to the Debtors pursuant to the DIP Credit Documents shall immediately be suspended.

25.           Proofs of Claim. The Pre-Petition Lenders and DIP Lenders shall not be required to file proofs of claim in these Bankruptcy Cases or in any Successor Cases, and the Debtors’ stipulations under this Final Order shall be deemed to constitute a timely filed proof of claim.  Any order entered by this Court in connection with the establishment of a bar date for any claim (including without limitation administrative claims) in these Bankruptcy Cases or any Successor Cases shall not apply to the Pre-Petition Lenders and DIP Lenders.

26.           Good Faith Under Section 364(e); No Modification or Stay of this Interim Order. The DIP Lenders are extending credit pursuant to this Final Order in “good-faith” within the meaning of section 364(e) of the Bankruptcy Code, and the credit extended by the DIP Lenders, pursuant to this Final Order, in connection with the DIP Facilities pursuant to the DIP Credit Documents shall be deemed to be extended in good faith within the meaning of section 364(e) of the Bankruptcy Code, and the DIP Lenders are entitled to the protections afforded by section 364(e) of the Bankruptcy Code, and no reversal, modification, amendment, or vacation of this Final Order shall affect the validity and enforceability of any advances made hereunder or the liens, rights, claims, or priority authorized or created hereby.  Notwithstanding any such potential reversal, modification, amendment, or vacation, any liens, rights, claims, or priorities granted to the DIP Lenders hereunder arising prior to the effective date of such reversal, modification, amendment, or vacation of any DIP Liens and DIP Superpriority Claims granted to the DIP Lenders shall be governed in all respects by the original provisions of this Final Order, and the DIP Lenders shall be entitled to all of the rights, liens, priorities, remedies, privileges, and benefits, including the DIP Liens and DIP Superpriority Claims granted herein, with respect to any such claim.  Since the loans made pursuant to the DIP Credit Documents are made in reliance on this Final Order, the obligations owed to the DIP Lenders prior to the effective date of any appeal, modification, amendment, or vacation of this Final Order shall not, as a result of any subsequent order in the Bankruptcy Cases or in any Successor Cases, be subordinated, lose their lien priority or superpriority administrative expense claim status, or be deprived of the benefit of the status of the liens and claims granted to the DIP Lenders under this Final Order and/or the DIP Credit Documents.

27.           Expenses of the DIP Lenders. As provided in the DIP Credit Documents, the Debtors shall pay all reasonable out-of-pocket costs and expenses (including legal fees of the Agent’s counsel) incurred by the Agent in connection with the Debtors’ Bankruptcy Cases and the DIP Facilities ten (10) days after the Agent provides a summary of such costs and expenses to the Debtors, the Committee, counsel to the Committee, and the US Trustee, including costs and expenses of (i) the Agent’s due diligence, including field examinations, appraisals, and environmental audits, and (ii) preparing, administering, syndicating, monitoring, and enforcing the DIP Credit Documents.  All such expenses were fully earned upon entry of the Interim Order and are due and payable upon the entry of this Final Order.  Payment of such fees shall not be subject to allowance by the Bankruptcy Court and shall not be required to comply with the U.S. Trustee fee guidelines.

28.           Payment of Compensation.  Nothing herein shall be construed as consent to the allowance of any professional fees or expenses of any of the Debtors or Committee or shall affect the right of the Agent, DIP Lenders, Pre-Petition Lenders, or Pre-Petition Agent to object to the allowance and payment of such fees and expenses.

29.           Binding Effect.  The provisions of this Final Order, including any findings of fact and conclusions of law, shall be binding on and shall inure to the benefit of the DIP Lenders, Agent, Pre-Petition Lenders, Pre-Petition Agent, Debtors, Bankruptcy Estates, and their respective successors and assigns (including any trustee or other fiduciary hereinafter appointed as a legal representative of the Debtors or with respect to the property of the estates of the Debtors) whether in the Bankruptcy Cases, in any Successor Cases, or upon dismissal of any such chapter 11 or chapter 7 case unless a Chapter 7 or Chapter 11 trustee is appointed during the Challenge Period (as defined below), excluding any extensions thereof granted on behalf of the Committee, except as otherwise ordered by the Court.  The waivers, admissions, and acknowledgements provided in this Final Order shall be binding on the Debtors, their respective Bankruptcy Estates, creditors, and equity holders, and all other parties-in-interest, except that the Committee shall have until June 15, 2010 (the “Challenge Period”) to commence an adversary proceeding or contested matter on behalf of the Committee or any Bankruptcy Estate, against the Pre-Petition Agent or Pre-Petition Lenders for the purpose of challenging the validity, extent, priority, perfection, and enforceability of the Pre-Petition Debt or Pre-Petition Liens or otherwise asserting any claims or causes of action against the Pre-Petition Agent and/or Pre-Petition Lenders arising as a result of the relationship between the Debtors and Pre-Petition Lenders (each a “Challengeable Claim”).  After the Challenge Period has expired, the Committee and all of the equity holders, creditors, and other parties-in-interest in the Bankruptcy Cases shall be bound by the waivers, admissions, and acknowledgements of the Debtors contained in this Final Order other than with respect to any Challengeable Claim timely filed by the Committee during the Challenge Period, and the Committee waives any right to bring any additional Challengeable Claim, whether separately filed or through an amendment of any pleading asserting a Challengeable Claim timely filed during the Challenge Period; provided, however, that if a Challengeable Claim is brought by the Committee during the Challenge Period, parties to that litigation will be bound by any consensual settlement thereof or a final order of the Court that ultimately determines the merits of such claim.  Except for the statutory rights of any Chapter 11 or Chapter 7 trustee, nothing in this order vests or confers on any person (as defined in the Bankruptcy Code), including any statutory committee appointed in these cases, standing or authority to pursue any cause of action belonging to the Debtors or their estates, including claims and defenses, if any, with respect to the Prepetition Credit Documents.

30.           No Waiver. The failure of the DIP Lenders to seek relief or otherwise exercise their rights and remedies under the DIP Credit Documents or otherwise, as applicable, shall not constitute a waiver of any of the DIP Lenders’ rights hereunder, thereunder, or otherwise.  Notwithstanding anything herein, the entry of this Final Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair any of the rights or remedies of the DIP Lenders under the Bankruptcy Code or under non-bankruptcy law, including, without limitation, the rights of the DIP Lenders upon an Event of Default (i) to request conversion of any or all of the Bankruptcy Cases to cases under chapter 7 of the Bankruptcy Code, dismissal of the Bankruptcy Cases, or the appointment of a trustee in the Bankruptcy Cases, or (ii) to propose, subject to the provisions of section 1121 of the Bankruptcy Code, a chapter 11 plan, or (iii) to exercise any of the rights, claims, or privileges (whether legal, equitable, or otherwise) of the DIP Lenders, including against any non-Debtor entity.  Neither the commencement of the Bankruptcy Cases nor the entry of this Final Order shall limit or otherwise modify the rights and remedies of the DIP Lenders upon an Event of Default with respect to non-Debtor entities or third parties or their respective assets, whether such rights and remedies arise under the DIP Credit Documents, applicable law, or equity.

31.           No Third Party Rights. Except as explicitly provided for herein, this Final Order does not create any rights for the benefit of any third party, creditor, equity holder, or any direct, indirect, or incidental beneficiary.

32.           Section 552(b). The Pre-Petition Lenders and DIP Lenders shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Pre-Petition Debt, Pre-Petition Liens, Pre-Petition Collateral, DIP Obligations, DIP Liens, and DIP Collateral and any proceeds, products, offspring, or profits of any of the foregoing.

33.           Amendment. Upon entry of this Final Order, the Debtors and DIP Lenders may amend, modify, supplement, or waive any provision of the DIP Credit Documents without further approval of the Bankruptcy Court, unless such amendment, modification, supplement, or waiver (x) increases the interest rate (other than as a result of the imposition of the default rate), (y) increases the commitments of the DIP Lenders under the DIP Credit Documents, or (z) changes the Maturity Date.  Except as otherwise provided herein, no waiver, modification, or amendment of any of the provisions hereof shall be effective unless set forth in writing, signed by, or on behalf of, all the Debtors and a majority of the DIP Lenders and approved by the Bankruptcy Court.

34.           Survival of Final Order. The provisions of this Final Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (i) confirming any chapter 11 plan in the Bankruptcy Cases, (ii) converting any of the Bankruptcy Cases to a case under chapter 7 of the Bankruptcy Code, (iii) to the extent authorized by applicable law, dismissing any of the Bankruptcy Cases, (iv) withdrawing of the reference of any of the Bankruptcy Cases from the Bankruptcy Court, or (v) providing for abstention from handling or retaining of jurisdiction of any of the Bankruptcy Cases in the Bankruptcy Court.  The terms and provisions of this Final Order, including the DIP Liens and DIP Superpriority Claims granted pursuant to this Final Order and other DIP Credit Documents and any other protections granted the DIP Lenders, shall continue in full force and effect notwithstanding the entry of such order, and such DIP Liens and DIP Superpriority Claims and other protections for the DIP Lenders shall maintain their priority as provided by this Final Order until all the DIP Obligations and Pre-Petition Debt have been indefeasibly paid in cash in full and discharged (such payment being without prejudice to any terms or provisions contained in the DIP Facilities which survive such discharge by their terms).  The DIP Obligations shall not be discharged by the entry of an order confirming a chapter 11 plan; the Debtors having waived such discharge pursuant to section 1141(d)(4) of the Bankruptcy Code.

35.           Inconsistency. In the event of any inconsistency between the terms and conditions of the DIP Credit Documents and of this Final Order, the provisions of this Final Order shall govern and control.

36.           Enforceability. This Final Order shall constitute findings of fact and conclusions of law pursuant to the Bankruptcy Rule 7052 and shall take effect and be fully enforceable immediately upon execution hereof.

37.           No Waivers or Modification of this Final Order.  The Debtors irrevocably waive any right to seek any modification or extension of this Final Order without the prior written consent of the DIP Lenders and no such consent shall be implied by any other action, inaction, or acquiescence of the DIP Lenders.

38.           Waiver of any Applicable Stay, including Bankruptcy Rule 6004(h). Any applicable stay (including, without limitation, under Bankruptcy Rule 6004(h)) is hereby waived and shall not apply to this Final Order.

39.           Retention of Jurisdiction.  The Bankruptcy Court has and will retain jurisdiction to enforce this Final Order according to its terms.

SO ORDERED by the Bankruptcy Court, this 16 day of April, 2010.

/s/ Peter J. Walsh
THE HONORABLE PETER J. WALSH
UNITED STATES BANKRUPTCY JUDGE

Exhibit A to Final Order

Final Budget

See Attached.

Orleans Homebuilders, Inc.
DIP - 13-Week Cash Flow Forecast
Beginning WE April 23-July 16 2010

(Actual Dollars)

	1	2	3	4	5	6	7	8	9	10	11	12	13	Cumulative
Week Ending	23-Apr	30-Apr	7-May	14-May	21-May	28-May	4-Jun	11-Jun	18-Jun	25-Jun	2-Jul	9-Jul	16-Jul	13 Weeks

# of Home Closings	8	18	8	7	12	9	16	1	11	8	10	-	-	108

Cash Receipts
Net Settlement Proceeds
North	1,076,477	1,181,557	1,228,549	1,228,287	2,769,535	1,637,314	3,308,155	682,350	1,281,221	1,019,186	1,841,445	-	-	17,254,074
South	1,133,479	2,461,484	1,883,407	1,920,429	1,960,785	891,112	1,324,745	86,190	1,726,389	1,347,911	655,978	-	-	15,391,909
Midwest	-	244,758	-	30,595	-	-	883,082	-	630,101	-	854,786	-	-	2,643,321
Florida	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Settlement Proceeds	2,209,955	3,887,799	3,111,955	3,179,311	4,730,320	2,528,426	5,515,982	768,540	3,637,711	2,367,097	3,352,209	-	-	35,289,305

Other Receipts - CMSG	64,906	-	64,906	-	64,906	-	64,906	-	64,906	-	64,906	-	64,906	454,345
Other Receipts - FTI (partial retainer return)	350,000	-	-	-	-	-	-	-	-	-	-	-	-	350,000
TOTAL CASH RECIEPTS	2,624,862	3,887,799	3,176,862	3,179,311	4,795,226	2,528,426	5,580,888	768,540	3,702,617	2,367,097	3,417,115	-	64,906	36,093,649

Disbursements
Pre-Petition Disbursements and Deposits
North	425,000	425,000	425,000	-	-	-	-	-	-	-	-	-	-	1,275,000
South	425,000	425,000	425,000	-	-	-	-	-	-	-	-	-	-	1,275,000
Midwest	150,000	150,000	150,000	-	-	-	-	-	-	-	-	-	-	450,000
Florida	-		-		-					-	-	-	-	-
Total Pre-Petition Critical Vendor Payments	1,000,000	1,000,000	1,000,000	-	-	-	-	-	-	-	-	-	-	3,000,000
Utility Deposits	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other Pre-Petition Approved Obligations	-	-	-	109,526	-	-	-	-	-	-	-	-	-	109,526
Total BK-related Payments	-	-	-	109,526	-	-	-	-	-	-	-	-	-	109,526

TOTAL PRE-PETITION DISBURSEMENTS	1,000,000	1,000,000	1,000,000	109,526	-	-	-	-	-	-	-	-	-	3,109,526

Post-Petition Operating Disbursements
North	1,468,045	2,360,558	1,445,885	771,238	2,079,267	1,355,632	1,059,548	964,927	795,714	576,333	184,865	224,846	428,655	13,715,512
South	1,854,576	1,244,843	789,876	719,287	1,182,361	1,055,164	687,277	589,554	462,993	340,819	125,786	45,380	231,936	9,329,851
Midwest	315,938	-	-	261,817	-	261,817	-	-	-	-	-	-	-	839,571
Florida														-
Total WIP Disbursements	3,638,559	3,605,401	2,235,761	1,752,342	3,261,628	2,672,613	1,746,825	1,554,481	1,258,707	917,152	310,650	270,226	660,591	23,884,934

Payroll - net	-	488,591	-	490,321	-	486,795	-	485,631	-	487,832	-	487,834	-	2,927,003
Employer Taxes	-	95,155	-	85,703	-	94,927	-	85,069	-	95,168	-	85,321	-	541,343
401(K)	-	51,676	-	51,016	-	51,181	-	51,577	-	51,423	-	51,375	-	308,248
RIF	-	(56,434)	-	(93,934)	-	(153,326)	-	(153,326)	-	(233,474)	-	(233,474)	-	(923,966)
Bonuses	-	24,000	-	24,000	-	24,000	-	24,000	-	24,000	-	24,000	-	144,000
Commissions	-	170,069	-	101,286	-	170,220	-	101,411	-	170,923	-	101,022	-	814,931
Severance	-	244,547	-	-	-	264,083	-	-	-	219,669	-	402,783	-	1,131,082
Severance - CFO	-	-	-	60,000	-	-	-	-	-	-	-	-	-	60,000
Accrued Vacation	30,000	-	-	34,650	-	-	-	17,510	-	-	-	225,492	-	307,653
MIP	-	-	-	-	-	-	-	-	-	-	3,584,120	-	-	3,584,120
Other Benefits	113,000	82,290	121,250	93,040	123,750	93,040	132,000	103,790	134,500	103,790	133,000	104,790	135,500	1,473,740
Total Payroll and Related	143,000	1,099,893	121,250	846,082	123,750	1,030,921	132,000	715,663	134,500	919,331	3,717,120	1,249,143	135,500	10,368,153

Group Insurance / D&O	-	29,302	29,704	-	-	-	4,042	-	-	-	1,804,558	-	-	1,867,606
Utilities	45,095	51,617	45,095	45,247	45,095	51,617	45,095	45,247	45,095	51,617	45,095	45,247	45,095	606,260
Office Rent and Leases	1,280	1,747	159,168	271	1,032	2,303	158,367	1,072	795	1,438	158,367	1,072	795	487,707
Advertising	39,959	39,959	39,959	39,959	39,959	39,959	39,959	39,959	39,959	39,959	39,959	39,959	39,959	519,464
Sales Office	31,227	31,227	31,227	31,227	31,227	31,227	31,227	31,227	31,227	31,227	31,227	31,227	31,227	405,955
G&A	50,138	50,138	50,138	50,138	50,138	50,138	50,138	50,138	50,138	50,138	50,138	50,138	50,138	651,797
Warranty	31,619	31,619	31,619	31,619	31,619	31,619	31,619	31,619	31,619	31,619	31,619	31,619	31,619	411,048
Field Overhead	34,583	34,583	34,583	34,583	34,583	34,583	34,583	34,583	34,583	34,583	34,583	34,583	34,583	449,579
Real Estate Taxes	15,221	9,202	212,123	4,350	71,195	86,986	77,669	-	-	-	18,830	-	15,662	511,239
Other / CMSG	852	852	852	852	852	852	852	852	852	852	852	852	852	11,072
Total SG&A and Other	249,974	280,246	634,468	238,246	305,699	329,285	473,551	234,698	234,268	241,433	2,215,228	234,698	249,931	5,921,725

TOTAL POST-PETITION DISBURSEMENTS	4,031,533	4,985,540	2,991,479	2,836,670	3,691,077	4,032,818	2,352,376	2,504,842	1,627,475	2,077,915	6,242,998	1,754,066	1,046,021	40,174,812

TOTAL DISBURSEMENTS (PRE/POST PETITION)	5,031,533	5,985,540	3,991,479	2,946,196	3,691,077	4,032,818	2,352,376	2,504,842	1,627,475	2,077,915	6,242,998	1,754,066	1,046,021	43,284,338

Net Operating Cash Generated (Used)	(2,406,672)	(2,097,741)	(814,618)	233,114	1,104,149	(1,504,392)	3,228,512	(1,736,302)	2,075,142	289,182	(2,825,883)	(1,754,066)	(981,115)	(7,190,689)
Cumulative Operating Cash Generated (Used)	(2,406,672)	(4,504,412)	(5,319,030)	(5,085,916)	(3,981,767)	(5,486,159)	(2,257,647)	(3,993,949)	(1,918,807)	(1,629,625)	(4,455,508)	(6,209,574)	(7,190,689)

Financial and Bankruptcy Related
DIP facility fees and interest (post-petition)	-	-	-	-	465,639	-	-	-	482,420	-	-	-	500,659	1,448,718
US Trustee Fees	-	13,000	-	-	-	-	-	-	-	-	-	-	-	13,000
Professional Fees (see schedule)	785,000	85,000	85,000	535,000	1,345,000	85,000	85,000	535,000	1,493,000	85,000	85,000	535,000	1,217,000	6,955,000
Audit fees - PWC (TBD)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
TOTAL FINANCIAL AND BANKRUPCY RELATED	785,000	98,000	85,000	535,000	1,810,639	85,000	85,000	535,000	1,975,420	85,000	85,000	535,000	1,717,659	8,416,718

Net Cash Generated (Used)	(3,191,672)	(2,195,741)	(899,618)	(301,886)	(706,490)	(1,589,392)	3,143,512	(2,271,302)	99,722	204,182	(2,910,883)	(2,289,066)	(2,698,774)	(15,607,407)
Cumulative Net Cash Generated (Used)	(3,191,672)	(5,387,412)	(6,287,030)	(6,588,916)	(7,295,405)	(8,884,797)	(5,741,285)	(8,012,587)	(7,912,865)	(7,708,683)	(10,619,566)	(12,908,633)	(15,607,407)

Liquidity Rollforward
Cash Rollforward
Beginning Balance	1,468,151	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,468,151
Cash Used/(Generated) less home closings	(5,401,627)	(6,083,540)	(4,011,573)	(3,481,196)	(5,436,809)	(4,117,818)	(2,372,470)	(3,039,842)	(3,537,989)	(2,162,915)	(6,263,092)	(2,289,066)	(2,698,774)	(50,896,711)
Plus: Loan Borrowings	4,933,475	6,083,540	4,011,573	3,481,196	5,436,809	4,117,818	2,372,470	3,039,842	3,537,989	2,162,915	6,263,092	2,289,066	2,698,774	50,428,560
Less: Excess Cash Recapture	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Balance	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
assumed max cash balance	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
assumed min cash balance	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
DIP Rollforward
Beginning Balance	3,395,578	6,119,098	8,314,839	9,214,456	9,516,342	10,222,832	11,812,224	8,668,711	10,940,013	10,840,292	10,636,109	13,546,993	15,836,059	3,395,578
Plus: Borrowings	4,933,475	6,083,540	4,011,573	3,481,196	5,436,809	4,117,818	2,372,470	3,039,842	3,537,989	2,162,915	6,263,092	2,289,066	2,698,774	50,428,560
Less: Repayments from home closings	(2,209,955)	(3,887,799)	(3,111,955)	(3,179,311)	(4,730,320)	(2,528,426)	(5,515,982)	(768,540)	(3,637,711)	(2,367,097)	(3,352,209)	-	-	(35,289,305)
Less: Tax refund	-	-	-	-	-	-	-	-	-	-	-	-	(3,600,000)	(3,600,000)
Adjust: Excess Cash Recapture (waterfall)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Balance	6,119,098	8,314,839	9,214,456	9,516,342	10,222,832	11,812,224	8,668,711	10,940,013	10,840,292	10,636,109	13,546,993	15,836,059	14,934,833	14,934,833

Orleans Homebuilders, Inc.
DIP - 13-Week Cash Flow Forecast
Beginning WE April 23-July 16 2010

(Actual Dollars)

	1	2	3	4	5	6	7	8	9	10	11	12	13	Cumulative
Week Ending	23-Apr	30-Apr	7-May	14-May	21-May	28-May	4-Jun	11-Jun	18-Jun	25-Jun	2-Jul	9-Jul	16-Jul	13 Weeks
Excess Cash Recapture

Available Excess Cash	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Waterfalled Cash	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Collateral to Carve Out
Beginning Balance	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000
Plus: Excess Cash Tier 1	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Balance	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000
max balance	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000
Cash Collateral to Post Petition LCs
Available Excess Cash Tier 2	-	-	-	-	-	-	-	-	-	-	-	-	-

Beginning Balance	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000
Plus: Excess Cash Tier 2	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Balance	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000
max balance	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000
Cash Collateral to DIP Revolver Commitment
Available Excess Cash Tier 3	-	-	-	-	-	-	-	-	-	-	-	-	-

Beginning Balance	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153
Plus: Excess Cash Tier 3	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Balance	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153	5,785,153
max balance	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000	25,000,000
Repay DIP Term Facility
Available Excess Cash Tier 4	-	-	-	-	-	-	-	-	-	-	-	-	-

Beginning Balance	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Plus: Excess Cash Tier 4	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Balance	-	-	-	-	-	-	-	-	-	-	-	-	-	-
max balance	80,000,000	80,000,000	80,000,000	80,000,000	80,000,000	80,000,000	80,000,000	80,000,000	80,000,000	80,000,000	80,000,000	80,000,000	80,000,000
Repay Pre-Petition Bank Debt
Available Excess Cash Tier 5	-	-	-	-	-	-	-	-	-	-	-	-	-

Beginning Balance	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Plus: Excess Cash Tier 5	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Balance	-	-	-	-	-	-	-	-	-	-	-	-	-	-
max balance	231,000,000	231,000,000	231,000,000	231,000,000	231,000,000	231,000,000	231,000,000	231,000,000	231,000,000	231,000,000	231,000,000	231,000,000	231,000,000